EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Savings and Investment Plan for
Employees of Weingarten Realty
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement No. 33-25581 of Weingarten Realty Investors on Form S-8 of our report dated June 9, 2005, appearing in the Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Weingarten Realty.

BDO Seidman, LLP
Houston, Texas
June 28, 2005